Exhibit 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“Securities act”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE AND AVAILABLE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (B) IN ACCORDANCE with RULE 144 UNDER THE SECURITIES ACT, OR (C) pursuant to another applicable exemption from registration under the securities act. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, PLEDGE, HEDGE, TRANSFER or ASSIGNMENT OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE NUMBER OF SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO the terms OF THIS WARRANT.

Total Warrant Shares: [____], consisting of [__] Tranche I Warrant Shares [__] Tranche II Warrant Shares [__] Tranche III Warrant Shares	Date of Issuance: September [_____], 2023 (the “Issuance Date”)[1]

NKGEN BIOTECH, INC.

COMMON Stock Purchase Warrant

NKGen Biotech, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that [____________________], or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below and during the term specified in Section 1(b) hereof, to purchase from the Company the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) set forth herein. This Common Stock Purchase Warrant (this “Warrant”) is issued pursuant to the Subscription Agreement, dated September [●], 2023, by and between the Company and the Holder (the “Subscription Agreement”). The shares purchasable upon exercise of this Warrant, and the exercise price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Subscription Agreement.

1.    Exercise.

(a)      Initial Exercise Price. Subject to the terms and conditions hereof and subject to adjustment as provided herein, the Holder is entitled to purchase from the Company an aggregate of [_________] Warrant Shares, subject to adjustment pursuant to Section 2 and Section 3, as follows:

(i)       Tranche I. With respect to [__] of the Warrant Shares issuable hereunder, the initial Exercise Price is $10.00 per share (the “Tranche I Warrant Shares”).

(ii)      Tranche II. With respect to [__] of the Warrant Shares issuable hereunder, the initial Exercise Price is $12.50 per share (the “Tranche II Warrant Shares”).

(iii)     Tranche III. With respect to [__] of the Warrant Shares issuable hereunder, the initial Exercise Price is $15.00 per share (the “Tranche III Warrant Shares”).

For purposes of this Warrant, the Tranche I Warrant Shares, the Tranche II Warrant Shares and the Tranche III Warrant Shares shall be referred to as a “Tranche of Warrant Shares” and collectively, the “Tranches of Warrant Shares”.

1 NTD: to be the closing date of the business combination

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(b)     Exercise Period. This Warrant shall be exercisable during the period (“Exercise Period”) commencing on the date the Company completes its business combination with NKGen Operating Biotech, Inc. (f/k/a NKGen Biotech, Inc.) (the “Business Combination”) and terminating at 5:00 p.m., New York City time, on the date that is five (5) years after the date on which the Company completes the Business Combination (the “Expiration Date”).

(c)     Mechanics of Exercise. This Warrant may be exercised by the Holder, in whole or in part, during the Exercise Period by delivering the purchase/exercise form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Exercise Price multiplied by the number of Warrant Shares purchased upon such exercise. The Exercise Price may be paid by cash, check, or wire transfer of immediately available funds (or by “cashless exercise” as provided for in Section 1(d) or the cashless exchange for Downside Protection Shares and Downside Protection Cash, if applicable, if the Holder has demanded Downside Protection pursuant to Section 2(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares will have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares will have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date (which shall be a Trading Day) on which the Company has received an Exercise Notice (or, if the Company has delivered a Company Objection Notice, the first (1st) Trading Day after the final resolution of the Company Objection Notice pursuant to Section 7), the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date (which shall be a Trading Day) on which the Company has received such Exercise Notice (or, if the Company has delivered a Company Objection Notice, the second (2nd) Trading Day after the final resolution of the Company Objection Notice pursuant to Section 7) (or such earlier date as required pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date (the “Standard Settlement Period”)), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”) and if either (I) such shares of Common Stock to be issued have been sold pursuant to an effective and available registration statement and current prospectus or (II) such shares of Common Stock to be issued have been sold by the Holder pursuant to Rule 144 of the Securities Act of 1933, as amended (“Securities Act”), and in both cases the Holder has delivered or caused to be delivered to the Company customary representations and other documentation of the Holder and its broker reasonably acceptable to the Company and the Transfer Agent in connection therewith at the time it delivers the Exercise Notice (collectively, the “Electronic Issuance Condition”), upon the request of the Holder and receipt of such required representations and other documentation of the Holder and its broker, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC FAST or the Electronic Issuance Condition is not satisfied, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Notwithstanding any reference herein to the issuance of a “certificate” evidencing Warrant Shares hereunder, at any time as such Warrant Shares are required to be issued with a restricted legend in accordance with the rules and regulations of the Securities Act, including if the customary representations and other documentation of the Holder and its broker have not been delivered to the Company in connection with the Exercise Notice, unless the Holder shall explicitly specify in writing to the Company that such Warrant Shares should not be delivered as a book-entry with the Transfer Agent, in lieu of the delivery of such a certificate to the Holder (or to such other Person at the direction of the Holder), such Warrant Shares may be issued by the Company as a book-entry with the Transfer Agent (with reasonably documented written evidence of such book-entry delivered to the Holder on or prior to the applicable Share Delivery Date (as defined below)) and will be notated with a restricted legend if applicable. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be), provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise pursuant to Section 1(d) or in the event that the Holder has demanded Downside Protection pursuant to Section 2(d)) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(c) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and upon receipt of this Warrant and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. If the Company fails for any reason to deliver Warrant Shares to the Holder on or prior to the later of (i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), (ii) one (1) Trading Day after the Company’s receipt of the Exercise Price, and (iii) if applicable, the second (2nd) Trading Day after the final resolution of the Company Objection Notice pursuant to Section 7 (such later date, the “Share Delivery Date”), the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the volume-weighted average price of the Common Stock on the date of the applicable Exercise Notice), $5 per Trading Day (increasing to $10 per Trading Day on the third Trading Day after the Share Delivery Date) for each Trading Day after such Share Delivery Date until such Warrant Shares are delivered or the Holder rescinds such exercise. Notwithstanding anything to the contrary contained in this Warrant or the Subscription Agreement, after the effective date of the Registration Statement, the Company shall, upon Holder’s request, use commercially reasonable efforts to cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Warrant Shares with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. During the Exercise Period, the Company shall maintain a transfer agent that participates in FAST.

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(d)     Cashless Exercise if No Effective Registration Statement. If a Registration Statement has not been declared effective by the Effectiveness Deadline, the Holder of the Warrant shall have the right, during the period beginning on the Business Day after the Effectiveness Deadline and ending upon the day when such Registration Statement has been declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective Registration Statement covering the Warrant Shares, to exercise such Warrant on a “cashless basis,” by exchanging the Warrant (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrant, multiplied by the excess of the “Fair Market Value” (as defined below) over the Exercise Price by (y) the Fair Market Value. Solely for purposes of this Section 1(d), “Fair Market Value” shall mean the volume-weighted average price of the Common Stock for the ten (10) Trading Day period ending on the Trading Day prior to the date that Exercise Notice is received by the Company from the Holder of such Warrant or its securities broker or intermediary. In connection with the “cashless exercise” of the Warrant, the Company shall, upon request, and in addition to the transmission of Exhibit B provide the Transfer Agent with an opinion of counsel for the Company stating that (i) the exercise of the Warrant on a cashless basis in accordance with this Section 1(d) is not required to be registered under the Securities Act and (ii) the shares of Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) of the Company and, accordingly, shall not be required to bear a restrictive legend. For the avoidance of any doubt, unless and until all of the Warrant has been exercised or has expired, the Company shall continue to be obligated to comply with its registration obligations under the Subscription Agreement.

(e)     Maximum Percentage. A Holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 1(e); however, no Holder shall be subject to this Section 1(e) unless he, she or it makes such election. If the election is made by a Holder, the Company shall not effect the exercise of the Holder’s Warrant, and such Holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), or any “group” of which Holder or its affiliates is a member, would beneficially own in excess of 9.99% (or such other amount as a Holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates, or any “group” of which Holder or its affiliates is a member, shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates, or any “group” of which Holder or its affiliates is a member, and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act (or any successor rule) and applicable regulations of the Commission, and the percentage held by Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. To the extent that a Holder makes the election described in this Section 1(e), the Company shall not effect the exercise of the Holder’s Warrant, and such Holder shall not have the right to exercise such Warrant unless it provides to the Company in its Exercise Notice a certification that, upon giving effect to such exercise, such person (together with such person’s affiliates) or any “group” of which Holder or its affiliates is a member, would beneficially own in excess of the Maximum Percentage of the shares of Common Stock outstanding immediately after giving effect to such exercise as determined in accordance with this subsection. For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, current report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage applicable to such Holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

(f)      Reservation of Shares. At all times during the Exercise Period, the Company shall keep reserved for issuance under this Warrant a sufficient number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue Warrant Shares hereunder (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(f) be reduced other than proportionally in connection with any exercise or redemption hereunder or such other adjustment event covered by Section 3 below. If at any time during the Exercise Period, the Company does not have a sufficient number of authorized shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount, then the Company shall immediately take such corporate action as may, in the opinion of its counsel, be necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount.

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2.     Reset Provisions.

(a)     On the date that is 180 days after the Issuance Date, and each 180th day thereafter during the Exercise Period, and on the Expiration Date (each, a “Reset Date”), the Exercise Price of the Warrant shall be reset as follows:

(i)       The Exercise Price of the Tranche I Warrant Shares shall be reset to the higher of (A) the lower of (x) the volume-weighted average price per share of the Common Stock during the 30-day period ending on the Reset Date, as reported on the relevant Bloomberg Screen “NKGN <Equity> AQR SEC” (or any successor thereto), and (y) the Exercise Price on the previous Reset Date (or, on the first Reset Date after the Issuance Date, the original Exercise Price) (the lower of (x) and (y), the “Test Price”) and (B) $5.00 (the “Downside Protection Threshold Price”) (the higher of (A) and (B), the “Reset Price”);

(ii)      The Exercise Price of the Tranche II Warrant Shares shall be reset to a price that is 125% of the Reset Price; and

(iii)     The Exercise Price of the Tranche III Warrant Shares shall be reset to a price that is 150% of the Reset Price.

(b)    Beginning on the date that is 180 days after the Issuance Date of the Warrants, to the extent the Company closes a sale and issuance of shares of Common Stock or securities of the Company that are convertible into or exercisable for shares of Common Stock at an effective price per share less than the then existing Reset Price (a “Dilutive Offering”), then the Exercise Price of the Warrant shall be reset (a “Dilutive Offering Reset”) upon the consummation of such Dilutive Offering (such date on which a Dilutive Offering occurs, a “Dilutive Offering Reset Date”) as follows; provided that, without limiting the foregoing, a Dilutive Offering Reset (for the avoidance of doubt) shall exclude (i)  any equity line of credit, at the market offering or other similar financing, (ii)  the grant, issuance, exercise or settlement of stock options or other equity awards under the Company’s equity compensation plans in effect immediately after the closing of the Business Combination or shares of Common Stock underlying warrants outstanding immediately after the closing of the Business Combination and (iii) Common Stock issued in connection with the Business Combination pursuant to the Agreement and Plan of Merger, dated as of April 14, 2023, by and among Graf Acquisition Corp. IV, a Delaware corporation (“GFOR”), Austria Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of GFOR (“Merger Sub”), and the Company (the “BCA”) and any other securities issued prior to or in connection with the Business Combination pursuant to any other financing:

(i)       The Exercise Price of the Tranche I Warrant Shares shall be reset to the higher of (A) the price of such shares of Common Stock sold in the Dilutive Offering or the initial conversion price or initial exercise price of the securities sold in the Dilutive Offering that are convertible or exercisable into shares of Common Stock, as applicable, and (B) the Downside Protection Threshold Price (the higher of (A) and (B), the “Dilutive Offering Reset Price”);

(ii)      The Exercise Price of the Tranche II Warrant Shares shall be reset to a price that is 125% of the Dilutive Offering Reset Price; and

(iii)     The Exercise Price of the Tranche III Warrant Shares shall be reset to a price that is 150% of the Dilutive Offering Reset Price.

(c)    The Exercise Price on each Reset Date, or, if applicable, on each Dilutive Offering Reset Date, shall never exceed the Exercise Price on any prior Reset Date, or, if applicable, on any prior Dilutive Offering Reset Date. In no event will the Reset Price, or, if applicable, the Dilutive Offering Reset Price, be lower than the Downside Protection Threshold Price.

(d)    In the event that the Test Price calculated pursuant to Section 2(a)(i), or, if applicable, the Dilutive Offering Reset Price calculated pursuant to Section 2(b)(i), is less than the Downside Protection Threshold Price, the Holder may, in its sole option, upon delivery of the Exercise Notice to the Company demand a cashless exchange in lieu of an exercise for cash at the then Exercise Price, of any singular Tranche of Warrant Shares for which such Holder has remaining Warrant Shares with respect to which the Warrant has not yet been exercised and such Warrant Shares issued, in whole or in part (the “Downside Protection”, and such Warrant Shares, the “Downside Protection Shares”) pursuant to which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing (A) by [(B) / (C)], where:

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A = the number of Warrant Shares to be issued upon exercise of unexercised Warrants;

B = the Test Price or Dilutive Offering Reset Price pursuant to Section 2(a) or Section 2(b), as applicable (provided, however, (B) shall not be lower than $1.50); and

C = $1.50

Demand of the Downside Protection shall be irrevocable. The Downside Protection is available for only one Tranche of Warrant Shares per Reset Date and, if applicable, one Tranche of Warrant Shares per Dilutive Offering Reset Date, and shall not affect the application of Section 2(a) or Section 2(b) (as applicable) with respect to applicable Exercise Price of the other Tranches of Warrant Shares so long as such Exercise Price is greater than the Downside Protection Threshold Price. If the application of Section 2(a) or Section 2(b) would cause the Exercise Price of one or more Tranches of Warrant Shares for which Downside Protection is not available to be less than the Downside Protection Threshold Price, then the Exercise Price of each so-affected Tranche of Warrant Shares for which Downside Protection is not available, will be equal to the Downside Protection Threshold Price. Downside Protection for the other Tranches of Warrant Shares shall be triggered only if the Exercise Price remains lower than the Downside Protection Threshold Price at the next Reset Date. For the avoidance of doubt, to the extent a Holder exercises the Downside Protection with respect to a Tranche of Warrant Shares in full, the Holder shall have no other right to exercise this Warrant to purchase or receive Warrant Shares with respect to that particular Tranche of Warrant Shares.

Further, in the event that (B) in the formula above would be less than $1.50 but for the limitation set forth in the parenthetical in (B), then in addition to issuing the Downside Protection Shares, the Company shall pay the Holder in cash, by wire transfer of immediately available funds to the account specified by the Holder in the Exercise Notice, an amount equal to the product of (x) the difference between the Exercise Price and $1.50 multiplied by (y) the number of Warrant Shares for which the Holder has demanded Downside Protection (the “Downside Protection Cash”).

By way of example and not limitation, if the Holder demands Downside Protection with respect to 3,300,000 Tranche I Warrant Shares at a time when the Test Price is $4.50, the Company will issue to the Holder a number of Downside Protection Shares equal to 3,300,000 / ($4.50/$1.50) = 1,100,000 Downside Protection Shares. In such example, the Reset Price for the Tranche II Warrant Shares will be 125% of $4.50, or $5.63, and the Reset Price for the Tranche III Warrant Shares will be 150% of $4.50, or $6.75, and therefore, Downside Protection would not be available for such Tranches of Warrants. As another example, if the Holder demands Downside Protection with respect to 3,300,000 Tranche I Warrant Shares when the Test Price is $2.50, the Company would be required to issue to the Holder a number of Downside Protection Shares equal to 3,300,000 / ($2.50/$1.50) = 1,980,000 Downside Protection Shares. In such example, the Exercise Price for the Tranche II Warrant Shares will be 125% of $2.50 or $3.25, which is less than the Downside Protection Threshold Price and therefore the Exercise Price for the Tranche II Warrant Shares will be set at the Downside Protection Threshold Price, and the Exercise Price for the Tranche III Warrant Shares will be 150% of $2.50 or $3.75, which is less than the Downside Protection Threshold Price and therefore the Exercise Price for the Tranche III Warrant Shares will be set at the Downside Protection Threshold Price. As a third example, if the Holder demands Downside Protection with respect to 3,300,000 Tranche I Warrant Shares at a time when the Reset Price would be $0.50, the Company will issue to the Holder a number of Downside Protection Shares equal to 3,300,000 / ($1.50/$1.50) = 3,300,000 Downside Protection Shares plus an amount of Downside Protection Cash equal to 3,300,000 * ($1.50 - $0.50) = $3,300,000. In such example, the Exercise Price for the Tranche II Warrant Shares will be 125% of $0.50 or $0.63, which is less than the Downside Protection Threshold Price and therefore the Exercise Price for the Tranche II Warrant Shares will be set at the Downside Protection Threshold Price, and the Exercise Price for the Tranche III Warrant Shares will be 150% of $0.50 or $0.75, which is less than the Downside Protection Threshold Price and therefore the Exercise Price for the Tranche III Warrant Shares will be set at the Downside Protection Threshold Price.

(e)    Within two (2) Business Days after each Reset Date or Dilutive Offering Reset Date, as applicable, the Company shall deliver to each Holder a written notice setting forth the Company’s calculation of (i) the Test Price, Reset Price, and Exercise Price of each Tranche of Warrant Shares calculated pursuant to Section 2(a), or (ii) the Dilutive Offering Reset Price and Exercise Price of each Tranche of Warrant Shares calculated pursuant to Section 2(b), as applicable (such notice, the “Reset Notice”); provided, that, in no event will the Company include any material non-public information in the Reset Notice and the Holder shall be entitled to presume that the information contained in the Reset Notice does not constitute material, non-public information relating to the Company. If the holders of a majority in interest of all Warrants issued pursuant to the Subscription Agreement then outstanding (the “Majority Holders”) wish to object to the information set forth in the Reset Notice, the Majority Holders shall deliver to the Company a written notice setting forth such objection in reasonable detail (the “Holder Objection Notice”) within two (2) Business Days after its receipt of the Reset Notice (such date, the “Holder Objection Deadline”), and the Company and the Majority Holders shall resolve such dispute in accordance with Section 7 hereof. If the Majority Holders have not delivered a Holder Objection Notice to the Company by the Holder Objection Deadline, then the prices and calculations as set forth in the Reset Notice shall be deemed to be irrevocably accepted by each Holder. If the Company objects to the arithmetic calculation of the Warrant Shares, Downside Protection Shares, and/or Downside Protection Cash set forth in the Exercise Notice, the Company shall deliver to each Holder a written notice setting forth the Company’s objection in reasonable detail (the “Company Objection Notice”) on or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice (such date, the “Company Objection Deadline”), and the Company and the Majority Holders shall resolve such dispute in accordance with Section 7 hereof. If the Company has not delivered a Company Objection Notice to each Holder on or before the Company Objection Deadline, then the arithmetic calculation as set forth in the Exercise Notice shall be deemed to be irrevocably accepted by the Company.

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(f)     Within two (2) Business Days of the Company’s receipt of notice from the Holder that the Holder has demanded the Downside Protection, the Company shall have the right, but not the obligation, to notify the Holder of the Company’s intent to repurchase all such Warrant Shares for which the Holder has demanded Downside Protection for cash at a repurchase price of $1.75 per share (the “Redemption Price”) in lieu of issuing the Downside Protection Shares and Downside Protection Cash, if applicable (the “Redemption Right”). If the Company exercises the Redemption Right, the Company shall within five (5) Business Days of the applicable Reset Date or Dilutive Offering Reset Date (as applicable) deliver to the Holder the Redemption Price in cash and a countersigned Warrant for the remaining number of shares of Common Stock as to which such Warrant shall not have been so redeemed.

3.     Adjustments.

(a)      Split-Ups. If after the date hereof, and subject to the provisions of Section 3(g) below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of the Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of the Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering and divided by (y) the Fair Market Value. For purposes of this Section 3(a), (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Stock as reported during the ten (10) Trading Day period ending on the Trading Day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

(b)      Extraordinary Dividends. If the Company, at any time while the Warrant is outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Warrant is convertible), other than (a) as described in Section 3(a) above or (b) Ordinary Cash Dividends (as defined below) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Exercise Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this Section 3(b), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 3 and excluding cash dividends or cash distributions that resulted in an adjustment to the Exercise Price or to the number of shares of Common Stock issuable on exercise of the Warrant) does not exceed the Downside Protection Threshold Price.

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(c)      Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 3(g) hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of the Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(d)      Adjustments in Warrant Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted as provided in Sections 3(a), (b), or (c) above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter, in each case with proportionate adjustments among the Warrant Shares to maintain the same ratio of Tranche I Warrant Shares, Tranche II Warrant Shares, and Tranche III Warrant Shares purchasable prior to such adjustment.

(e)     Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under Sections 3(a), (b), or (c) above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and is not a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock of the Company in substantially the same proportions immediately before such transaction and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if such Holder had exercised his, her or its Warrant immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which the Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 65% of the voting power of the Company’s outstanding equity securities (including with respect to the election of directors), the Holder shall be entitled to receive as the Alternative Issuance, the weighted average of the amount of cash, securities or other property to which such Holder would actually have been entitled as a stockholder if such Holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer, and participated in such tender or exchange offer on a pro rata basis with all other holders of Common Stock, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 3. If any reclassification or reorganization also results in a change in shares of Common Stock covered by Sections 3(a), (b), or (c) above, then such adjustment shall be made pursuant to Sections 3(a), (b), or (c) and this Section 3(e). The provisions of this Section 3(e) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Exercise Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

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(f)     Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of the Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event or constitute a breach hereof.

(g)    No Fractional Shares. Notwithstanding any provision contained herein to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 3, the Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such Holder.

(h)    Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 3 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 3 then, in each such case, the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 3(h) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

(i)     Voluntary Adjustment by Company. Subject to the rules and regulations of Nasdaq, the Company may at any time during the term of this Warrant, with the prior written consent of the Majority Holders, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

4.     Warrant Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

5.     Transfers.

(a)       Unregistered Security. The Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act as of the Issuance Date and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise (or any securities issued by the Company upon conversion or exchange thereof) in the absence of (i) an effective and available registration statement under the Securities Act and current prospectus as to the sale of any such securities and registration or qualification of such securities under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company and the Transfer Agent, that there is an applicable exemption from such registration and qualification under applicable U.S. federal and state securities laws. Subject to Section 1(c), the Warrant Shares (and any securities issued by the Company upon conversion or exchange thereof) shall bear the legend set forth on Exhibit D. For the avoidance of doubt, the Warrants carry no registration rights.

(b)       Transferability. Subject to compliance with any applicable securities law and the provisions of Section 5(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit C hereto) at the principal office of the Company.

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(c)       Warrant Register. The Company will maintain a register containing the names and addresses of the Holder of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

6.     Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor; provided that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

7.     Dispute Resolution Regarding Certain Matters. If the Majority Holders have delivered a Holder Objection Notice to the Company on or prior to the Holder Objection Deadline, or if the Company has delivered a Company Objection Notice to each Holder on or prior to the Company Objection Deadline, and the Majority Holders and the Company are unable to agree upon such determination or calculation within three (3) Business Days of delivery of such Holder Objection Notice or Company Objection Notice (as the case may be), then the Company shall, within two (2) Business Days after the end of such three (3) Business Day period, submit via electronic mail (a) the disputed determination of the Exercise Price, Test Price, Reset Price, or Dilutive Offering Reset Price (as the case may be) or (b) the disputed arithmetic calculation of the Warrant Shares, Downside Protection Shares, or Downside Protection Cash, to an independent, reputable investment bank selected by the Company and reasonably acceptable to the Majority Holders. The Company shall cause the investment bank to perform the determinations or calculations and notify the Company and each Holder of the results as soon as reasonably practicable. Such investment bank’s determination or calculation shall be binding upon all parties absent demonstrable error. The fees and expenses of such investment bank shall be borne by the Company unless the number in question, as finally determined by such investment bank is within ten percent (10%) of the Company’s originally proposed number, in which case such fees and expenses shall be borne by the Holders.

8.     Miscellaneous.

(a)        Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and the Holder hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company and the Holder hereby waive any objection to such jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, this Section 8(a) shall not apply to any action, proceeding or claim brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in this Warrant shall be deemed to have notice of and to have consented to the forum provisions in this Section 8(a). If any action, the subject matter of which is within the scope of the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any Warrant holder, such Holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Holder in any such enforcement action by service upon such Holder’s counsel in the foreign action as agent for such Holder.

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(b)      Entire Agreement. This Warrant and the Subscription Agreement set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior or contemporaneous agreements, understandings, representations and warranties, both written and oral, between them relating to the subject matter hereof.

(c)     Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, shall be effective unless in writing signed by (i) the Company and (ii) the holders representing more than 50% of the Warrant Shares issuable under all Warrants issued pursuant to the Subscription Agreement and then-outstanding. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance.

(d)     Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(e)     Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing, at the most recent address set forth in the Company’s books and records. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(e). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 8(e).

(f)      Severability. If one or more provisions of this Warrant are held to be invalid, illegal or unenforceable under applicable law, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

(g)     Construction. This Warrant is the result of negotiations between and has been reviewed by the Company and the initial Holder and their respective counsel, if any; accordingly, this Warrant shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be duly executed as of the Issuance Date set out above.

NKGEN Biotech, Inc.

By:
Name:
Title:

Signature Page to Common Stock Purchase Warrant

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE HOLDER TO EXERCISE THIS
COMmon stock purchase warrant

NKGEN BIOTECH, INC.

The undersigned holder hereby elects to exercise the Common Stock Purchase Warrant (the “Warrant”) of NKGen Biotech, Inc., a Delaware corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Cash Exercise. The Holder intends to exercise the following number of Warrant Shares:

__________ Tranche I Warrant Shares

__________ Tranche II Warrant Shares

__________ Tranche III Warrant Shares

The total number of Warrant Shares to be delivered to the Holder is: ______________

2. Payment of Cash Exercise Price. The Holder shall pay the aggregate Exercise Price in the sum of

$___________________ to the Company in accordance with the terms of the Warrant.

3. Cashless Exercise Pursuant to Section 1(d). The Holder hereby irrevocably elects to exercise the Warrant pursuant to Section 1(d) on a cashless basis to receive the following number of Warrant Shares:

________ Tranche ____ Warrant Shares

If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the Holder requests that a new Warrant be issued pursuant to Section 1(c) evidencing the right to purchase the following remaining number of Warrant Shares:

__________ Tranche I Warrant Shares

__________ Tranche II Warrant Shares

__________ Tranche III Warrant Shares

4. Downside Protection Demand. The Holder hereby certifies that, as of ____________ (the Reset Date or Dilutive Offering Reset Date, as applicable), the Test Price or Dilutive Offering Reset Price, as applicable, of the Tranche ___ Warrant Shares calculated pursuant to Section 2(a) or Section 2(b) of the Warrant, as applicable, is below the Downside Protection Threshold Price. The Holder hereby demands Downside Protection with respect to the following number of Warrant Shares:

________ Tranche ____ Warrant Shares

The number of Downside Protection Shares to be delivered to the Holder is: ______________

The amount of Downside Protection Cash to be delivered to the Holder is: _______________

Exhibit A to Common Stock Purchase Warrant

5. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, the total number of Warrant Shares specified in Item 1 or 3 above in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

6. Maximum Percentage Representation. Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of Section 1(e) of the Warrant.

7. Delivery of Downside Protection Cash. The Holder’s wire information for the delivery of the Downside Protection Cash (if applicable), is as follows:

[INSERT WIRE INFORMATION]

[Signature Page Follows]

Date: __________________

Name of Holder

By:
Name:
Title:

Tax ID:

Address:

E-mail Address:

Exhibit A to Common Stock Purchase Warrant

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, from the Company and acknowledged and agreed to by _______________.

NKGEN BIOTECH, INC.

By:
Name:
Title:

Exhibit B to Common Stock Purchase Warrant

EXHIBIT C

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of capital stock covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile Number	No. of Warrant Shares and Tranche

Acknowledged and agreed to by
the Holder:

(Holder)

By:
(Signature)

Name:
Title:

Address:

Email:

Exhibit C to Common Stock Purchase Warrant

EXHIBIT D

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HEDGED, ASSIGNED OR OTHERWISE TRANSFERRED, EXCEPT (1) PURSUANT TO AN EFFECTIVE AND AVAILABLE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (2) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (3) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, PLEDGE, HEDGE, ASSIGNMENT OR OTHER TRANSFER OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Exhibit D to Common Stock Purchase Warrant